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                                                                    EXHIBIT 4.10

                          AMENDED AND RESTATED GUARANTY


                  This AMENDED AND RESTATED GUARANTY ("Guaranty") is dated as of June 7, 1996 by PROTECTION ONE, INC., a Delaware corporation ("Guarantor"), having an office at 3900 S.W. Murray Boulevard, Beaverton, Oregon 97005, in favor of HELLER FINANCIAL, INC., a Delaware corporation, individually and as agent (the "Agent") for the other Lenders under the Credit Agreement (as hereinafter defined), having an office at 500 West Monroe Street, Chicago, Illinois 60661.

                  WHEREAS, the Guarantor is the legal and beneficial owner of all of the issued and outstanding capital stock of Protection One Alarm Monitoring, Inc., a Delaware corporation ("Debtor");

                  WHEREAS, the Agent and the other Lenders named therein have entered into that certain Amended and Restated Credit Agreement of even date herewith (as the same may hereafter be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with the Debtor;

                  WHEREAS, the Debtor will become liable for the "Obligations" (as defined in the Credit Obligations being hereinafter referred to as the "Indebtedness"); and

                  WHEREAS, the Guarantor will derive substantial benefit and advantage from the financial accommodations to the Debtor set forth in the Credit Agreement, including the loans and advances made to the Debtor thereunder, and it will be to the Guarantor's direct interest and economic benefit to assist the Debtor in procuring such financial accommodations from the Lender;

                  NOW, THEREFORE, for and in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and to make loans thereunder, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows (unless otherwise defined herein all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement):

                  1.       Guaranty of Payment.

                           (a) The Guarantor hereby unconditionally guarantees the full and prompt payment to the Lenders, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Indebtedness.

                           (b) The Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above as well as any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by the Lenders to the Debtor, any extension, renewal or replacement of any of the Indebtedness; any forbearance with respect to any of the Indebtedness or otherwise any cancellation of an existing guaranty, any purchase of any of the Debtor's assets by the Lenders; or any other valuable consideration.

                           (c) The Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Indebtedness.

                  2. Agent's and Lenders' Costs and Expenses. The Guarantor agrees to pay on demand, if not paid by the Debtor, all costs and expenses of every kind incurred by the Agent or the Lenders: (a) in enforcing this Guaranty;
(b) in collecting any of the Indebtedness from the Debtor or the Guarantor; (c) in realizing upon or protecting any collateral for this Guaranty or for payment of any of the Indebtedness;, and (d) for any other purpose related to the Indebtedness or this Guaranty. "Costs and expenses" as used in the preceding sentence shall include, without limitation, attorneys' fees incurred by the Agent or any Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the United States Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

                  3. Nature of Guaranty Continuing, Absolute and Unconditional.
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                           (a) This Guaranty is and is intended to be a
         continuing guaranty of payment of the Indebtedness, independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by the Agent or the Lenders therefor or with respect thereto, whether or not furnished by the Guarantor, The obligations of the Guarantor to repay the Indebtedness hereunder shall be unlimited. Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the Bankruptcy code, including section 509 thereof, under common law or otherwise) of the Agent or any Lender against the Debtor or against any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Indebtedness. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Debtor or any other Person which may have arisen in connection with this Guaranty So long as the Indebtedness remains outstanding, if any amount shall be paid by or on behalf of the Debtor to the Guarantor on account of any of the fights waived in this paragraph, such amount shall be held by the Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Agent if required), to be applied against the Indebtedness, whether matured or unmatured, in such order as the Agent may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Indebtedness and the termination of the Commitments. Notwithstanding the foregoing, in the event of the bankruptcy or insolvency of the Debtor, the Agent, on behalf of the Lenders, shall be entitled notwithstanding the foregoing, to file in the name of the Guarantor or in its own name a claim for any and all indebtedness owing to the Guarantor by the Debtor, vote such claim and to apply the proceeds of any such claim to the Indebtedness.

                           (b) For the further security of the Lenders and without in any was diminishing the liability of the Guarantor, following the occurrence of an Event of Default and acceleration of the Indebtedness, all debts and liabilities, present or future of Ml Debtor to the Guarantor and all monies received from the Debtor or for its account by the Guarantor in respect thereof shall be received in trust for the Agent and the Lenders and forthwith upon receipt shall be paid over to the Agent, for the benefit of the Lenders, until all of the Indebtedness has been paid in full. This assignment and postponement Is independent of and severable from this Guaranty and shall remain in full force and effect whether or not the Guarantor is liable for any amount under this Guaranty.

                           (c) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantor to be the final, complete and exclusive expression of the guaranty agreement between the Guarantor and the Agent. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of the Agent.

                  4.       Certain Rights and Obligations.

                           (a) The Guarantor authorizes the Agent and the Lenders, without notice, demand or any reservation of fights against the Guarantor and without affecting the Guarantor's obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Indebtedness or any part thereof or grant other indulgences to the Debtor or others; (ii) to accept from any Person and hold collateral for the payment of the Indebtedness or any part thereof, and to modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof, (iii) to accept and hold any endorsement or guaranty of payment of the Indebtedness or any part thereof, and to discharge, release or substitute any such obligation of any such endorser or guarantor, or any Person who has given any security interest in any collateral as


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         security for the payment of the Indebtedness or any part thereof or any other Person in any was obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or Person, (iv) to dispose of any and all collateral securing the Indebtedness in any manner as the Agent or the Lenders, in their sole discretion, may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Indebtedness or any part thereof as the Agent or the Lenders, in their sole discretion may determine, (v) to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Indebtedness even though the Lenders might lawfully have elected to apply such payments to the Indebtedness to amounts which are not covered by this Guaranty; and (VI) to take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as the Agent or the Lenders, in their sole discretion, may deem appropriate and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of Guarantor as a guarantor or surety in whole or in part, and in no case shall the Lenders or Agent be responsible or shall the Guarantor be released either in whole or in part for any act or omission in connection with the Lenders or Agent having sold any security at an under value.

                           (b) If any default shall be made in the payment of any of the Indebtedness and any grace period has expired with respect thereto, the Guarantor hereby agrees to pay the same in full to the extent hereinafter provided: (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the Debtor,
         (ii) without requiring presentment, protest or notice of nonpayment or notice of default to the Guarantor, to the Debtor or to any other Person; (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of the Debtor, (iv) without requiring the Agent or the Lenders to resort first to the Debtor (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which the Agent or the Lenders may hold; (v) without requiring notice of acceptance hereof or assent hereto by the Agent; and (VI) without requiring notice that any of the Indebtedness has been incurred, extended or continued or of the reliance by the Agent or the Lenders upon this Guaranty, all of which the Guarantor hereby waives.

                           (c) The Guarantor's obligation hereunder shall not be affected by any of the following, all of which the Guarantor hereby waives (i) any failure to perfect or continue the perfection of any security interest in or other lien on any Collateral securing payment of any of the Indebtedness or the Guarantor's obligation hereunder,
         (ii) the invalidity, unenforceability, propriety, of manner of enforcement of, or loss or change in priority of any such security interest or other lien or guaranty of the Indebtedness; (iii) any failure to protect, preserve or insure any such Collateral, (iv) failure of the Guarantor to receive notice of any intended disposition of such Collateral; (v) any defense arising by reason of the cessation from any cause whatsoever of liability of the Debtor, including, without limitation, any failure, negligence or omission by the Agent or the Lenders in enforcing their claims against the Debtor, (vi) any release, settlement or compromise of any obligation of the Debtor,
         (vii) the invalidity or unenforceability of any of the Indebtedness;
         (viii) any change of' ownership of the Debtor or the insolvency, bankruptcy or any other change in the legal status of the Debtor. (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Indebtedness; (x) the existence of any setoff or other right which the Guarantor may have at any time against the Agent, any Lender or the Debtor in connection herewith or any unrelated transaction; (xi) the Lenders' election in any case instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111(b)(2) of the United States Bankruptcy Code; (xii) any borrowing, use of cash collateral, or grant of a security interest by the Debtor, as debtor in possession, under sections 363 or 364 of the United States Bankruptcy Code, (xiii) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Indebtedness under sections 502 or 506 of the United States


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         Bankruptcy Code; or (xiv) any other fact or circumstance which might otherwise constitute grounds at law or in equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this paragraph.

                  5. Representations and Warranties. The Guarantor further represents and warrants to the Agent and the Lenders that: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged; (b) it has full power, authority and legal night to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary action to authorize the guaranty hereunder on the terms and conditions of this Guaranty and to authorize the execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and
(d) the representations and warranties of the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof and all such representations and warranties which are hereafter remade on any subsequent date shall be true, correct and complete in all material respects on and as of such date to the same extent made on and as of such date.

                  6. Security, Conduct of Business. Concurrently with the execution hereof, Guarantor has entered into that certain Amended and Restated Stock Pledge Agreement dated as of the date hereof with the Agent (the "Stock Pledge Agreement"), pursuant to which the Guarantor has pledged the Pledged Stock (as defined in the Stock Pledge Agreement) to the Agent, for the benefit of the Lenders, as security for, among other things, its performance and obligations under this Guaranty, The Guarantor warrants and represents to and covenants with the Agent and the Lenders that: (a) the Guarantor has good, indefeasible and merchantable title to all of its assets; (b) the Guarantor shall not sell or dispose of any of the Pledged Stock and shall not grant a security interest in or permit a lien, claim or encumbrance upon any of its assets in favor of any third party other than its pledge of the Pledged Stock to the Agent, for the benefit of the Lenders; (c) the Debtor will at all times be a wholly-owned subsidiary of the Guarantor and (d) the Guarantor will not engage in any type of business activity other than ownership of the capital stock of the Debtor and the performance of its obligations under this Guaranty, the Stock Pledge Agreement and any other Loan Document to which it is a party.

                  7. Termination. This Guaranty shall remain in full force and effect until an officer of Agent shall actually receive from the Guarantor written notice of its discontinuance; provided, however, this Guaranty shall remain in full force and effect thereafter until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by Agent, and any extensions, renewals or replacements thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. Payment of all of the Indebtedness from time to time shall not operate as a discontinuance of this Guaranty. The Guarantor further agrees that, to the extent that the Debtor makes a payment or payments to the Agent or any of the Lenders on the Indebtedness, or the Agent or any of the Lenders receive any proceeds of Collateral securing the Indebtedness, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to the Debtor, its estate, trustee, receiver, debtor in possession or any other Person, including, without limitation, any guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or the Lenders' rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable


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                  8. Guaranty of Performance. The Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Guarantor or the Debtor to the Agent or the Lenders Every provision for the benefit of the Agent or the Lenders contained in this Guaranty shall apply to the guaranty of performance given in this paragraph. Without limiting the foregoing, the Guarantor shall cause each other Loan Party to perform all obligations and agreements of such Loan Party contained in the Credit Agreement or any other Loan Document in accordance with the terms thereof

                  9. Assumption of Liens and Indebtedness. To the extent that the Guarantor has received or shall hereafter receive contributions to its capital consisting of assets of the Debtor that are subject, at the time of such contribution, to liens and security interests in favor of the Agent or the Lenders in accordance with the Credit Agreement, the Guarantor hereby expressly agrees that: (1) it shall hold such assets subject to such liens and security interests and subject to the terms of the Credit Agreement; and (ii) it shall be liable for the payment of the Indebtedness secured thereby, The Guarantor's obligations under this Section 9 shall be in addition to its obligations as set forth in other sections of this Guaranty and not in substitution therefor or in lieu thereof

                  10. Parents. The Guarantor covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. Without limiting the generality of the foregoing, the Guarantor's obligations hereunder with respect to any Obligations shall not be discharged by a payment in a currency other than the currency in which the Obligations are denominated (the "Obligation Currency") or at a place other than the place specified for the payment of the Obligations, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to Chicago,, Illinois under normal banking procedures, does not yield the amount of Obligation Currency due thereunder.

                  11. Taxes. All payments hereunder shall be made without any counterclaim or setoff, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature ("Taxes"), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes are paid by the Agent or the Lenders, the Guarantor will pay to the Agent or the Lenders such additional amounts as may be necessary to ensure that the Agent or the Lenders receives the same net amount which they would have received had no reduction been made or Taxes paid.

                  12. Miscellaneous.

                           (a) The terms "Debtor" and the "Guarantor" as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership or corporation to which all or a substantial part of the business or assets of the Debtor or the Guarantor shall have been transferred; and (ii) any other corporation into or with which the Debtor or the Guarantor shall have been merged, consolidated, reorganized or absorbed.

                           (b) Without limiting any other right of the Agent of the Lenders, whenever the Agent or the Lenders have the right to declare any of the Indebtedness to be immediately due and payable (whether or not it has been so declared), the Lenders at their sole election without notice to the undersigned may appropriate and set off against the Indebtedness: (i) any and all indebtedness or other monies due or to become due to the Guarantor by the Agent or any of the Lenders in any capacity; and (ii) any credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of the Agent or any of the Lenders, or any affiliate of the Agent or any of the Lenders, whether for deposit or otherwise, whether or not the Indebtedness or the obligation to pay such monies owed by the Agent or the Lenders is then due, and the Agent or the Lenders shall be



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         deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on the Agent's or the Lender's records subsequent thereto.

                           (c) The Guarantees obligation hereunder is to pay the Indebtedness in fill] when due according to the Credit Agreement to the extent provided herein, and shall not be affected by any stay or extension of time for payment by the Debtor resulting from any proceeding under the United States Bankruptcy Code or any similar law

                           (d) The Agent or the Lenders shall not by any act, delay, omission or otherwise be deemed to have waived any of their remedies hereunder, and no waiver by the Agent or the Lenders shall be valid unless in writing and signed by the Agent or the Lenders and then only to the extent therein set forth. A waiver by the Agent or the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Lenders would otherwise have on any further occasion, No course of dealing between the Guarantor and the Agent or the Lenders and no failure to exercise, nor any delay in exercising on the part of the Agent or the Lenders, any night, power or privilege hereunder or under the Credit Agreement shall impair such right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any night, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other fight, power or privilege. The fights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any fights or remedies provided by law

                           (e) The term "Lenders" as used herein shall have the same meaning as in the Credit Agreement and this Guaranty shall inure to the benefit of the Agent and the Lenders under the Credit Agreement

                           (f) Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect

                           (g) THE GUARANTOR AGREES THAT ANY ACTION OR
         PROCEEDING ARISING OUT OF OR TO ENFORCE THIS GUARANTY MAY BE COMMENCED IN THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, OR IF SUCH COURT DENIES JURISDICTION, IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE GUARANTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUN"*IONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY MESSENGER OR REGISTERED MAIL TO THE GUARANTOR AND, IF BY REGISTERED MAUL, SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED, OR AS OTHERWISE PROVIDED BY THE LAWS OF ]ILLINOIS OR THE UNITED STATES.

                           (h) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                           (i) THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

                  13. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day, (c) if delivered by overnight courier, two Business Days


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after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

                      Notices shall be addressed as follows:

                      (a)      If to Guarantor
                               Protection One, Inc.
                               3900 5.W. Murray Boulevard
                               Beaverton, Oregon 97005
                               Attn John W. Hesse

With a copy to

                               Protection One, Inc.
                               6011 Bristol Parkway
                               Culver City, Los Angeles, California 90230
                               Attn James W. MacKenzie, Jr., President

                      (b)      If to Agent

                               Heller Financial, Inc.
                               500 West Monroe Street
                               Chicago, Illinois 60661
                               Attn:   Portfolio Manager

                               Portfolio Organization
                               Corporate Finance Group
                               Telecopy:  (312) 441-7367

With a copy to:

                               Heller Financial, Inc.
                               500 West Monroe Street Chicago, Illinois 60661
                               Attn:  Leo Department

                               Portfolio Organization
                               Corporate Finance Group
                               Telecopy:  (312) 441-7367

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section

                  14. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given

                  15. Waivers.

                           (a) THE GUARANTOR WAIVES THE BENEFIT OF ALL
         VALUATION, APPRAISAL AND EXEMPTION LAWS.

                           (b) IN THE EVENT OF A DEFAULT UNDER THE CREDIT AGREEMENT, THE GUARANTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OR THE LENDERS OF THEIR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO


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         REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR
         HEARING. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

                           (c) THE GUARANTOR AND AGENT ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND WAIVES ANY BOND OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER BE REQUIRED OF THE AGENT OR THE LENDERS.

                           (d) THE GUARANTOR HEREBY WAIVES ANY RIGHT TO REQUIRE A PROCEEDING FIRST AGAINST THE DEBTOR OR RIGHT TO REQUIRE THE PRIOR DISPOSITION OF THE ASSETS OF THE DEBTOR TO MEET ITS OBLIGATIONS AND COVENANTS THAT THIS GUARANTY WILL NOT BE DISCHARGED EXCEPT BY COMPLETE PERFORMANCE OF THE OBLIGATIONS OF THE DEBTOR UNDER THE CREDIT AGREEMENT.

                  16. Effect of Restatement. This Guaranty amends, restates and supersedes that certain Guaranty dated as of November 3, 1993, by guarantor in favor of Agent (the "Existing Guaranty"); provided, that all references in the other Loan Documents to the Existing Guaranty shall be deemed to refer without amendment to this Guaranty.



                  IN WITNESS WHEREOF, this Guaranty has been executed as of the day first written above.

                                         PROTECTION ONE, INC


                                         By:        JOHN W. HESSE
                                                  ______________________________

                                         Title:    Executive Vice President
                                                  ______________________________

Accepted and Agreed to as
of the day first written above.

HELLER FINANCIAL, INC.,
individually and as Agent for
the Lenders


By:               TIMOTHY CANON
        ________________________

Title:            Vice President
        _________________________


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